Exhibit 99.1

Energy Services of America Corporation Announces Closing of Overallotment Option

and Issuance of 261,000 Shares of Common Stock

HUNTINGTON, WEST VIRGINIA – February 24, 2026 –– Energy Services of America Corporation (the “Company”), today announced that the underwriter for its recently completed public offering has exercised its overallotment option and completed the sale of an additional 261,000 shares of common stock at the public offering price of $11.50 per share. The proceeds to the Company in connection with the exercise of the option and the issuance of the additional shares, after deducting the underwriting discount and commissions but before deducting other expenses payable by the Company, are approximately $2.8 million.

Lake Street Capital Markets, LLC served as the sole underwriter for the offering.

Roth Capital Partners acted as financial advisor to the Company for the offering.

The offering was made only by means of an effective shelf registration statement on Form S-3 (File No. 333-280025), including a preliminary prospectus supplement and final prospectus supplement, copies of which may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov. Additionally, electronic copies may be obtained from Lake Street Capital Markets, LLC, Attn: Syndicate Department, 121 S 8th St, Suite 1000, Minneapolis, MN 55402, by calling (612) 326-1305, or by emailing syndicate@lakestreetcm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Energy Services of America Corporation

Energy Services of America Corporation (NASDAQ: ESOA), headquartered in Huntington, WV, is a contractor and service company that operates primarily in the mid-Atlantic and Central regions of the United States and provides services to customers in the natural gas, petroleum, water distribution, automotive, chemical, and power industries. Energy Services employs 1,500+ employees on a regular basis. The Company’s core values are safety, quality, and production.

Forward-Looking Statements

The information disclosed in this press release includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. In addition to the specific risk factors disclosed in the Company’s Annual Report on Form 10-K for the year ended September 30, 2025, the following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: projected revenues, net income, earnings per share, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, tax rates and other projections of operating or financial results; expectations regarding our business or financial outlook; expectations regarding opportunities, trends and economic and regulatory conditions in particular markets or industries; expectations regarding our plans and strategies; the business plans or financial condition of our customers; the potential impact of commodity prices and commodity production volumes on our business, financial condition, results of operations and cash flows and demand for our services; the potential benefits from, and future performance of, acquired businesses and our investments; beliefs and assumptions about the collectability of receivables; the expected value of contracts or intended contracts with customers, as well as the scope, services, term or results of any awarded or expected projects; the development of and opportunities with respect to future projects, including pipeline projects; future capital allocation initiatives, including the amount, timing and strategies with respect to any future stock repurchases, and expectations regarding the declaration, amount and timing of any future cash dividends; the impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or similar discussions with customers; the future demand for and availability of labor resources in the industries we serve; the expected realization of remaining performance obligations or backlog; the expected outcome of pending or threatened legal proceedings. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

For further information:

Charles Crimmel

Chief Financial Officer, Treasurer and Corporate Secretary

ccrimmel@esa-c.com

Phone: (304) 522-3868